UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, in accordance with the bylaws of CEC Entertainment, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) appointed Peter C. Brown to the Board as a director of the Company by unanimous consent, effective as of the same date.
Also on March 20, 2019, Andrew S. Jhawar notified the Board of Directors of his resignation from the Audit Committee of the Board, and from the position of Chairman of the Audit Committee, effective immediately. Mr. Jhawar’s resignation from the Audit Committee was not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices.
In connection with his appointment to the Board, the Board appointed Mr. Brown to the Audit and Compensation Committees of the Board, also effective as of the same date, and elected him to the position of Chairman of the Audit Committee, to replace Mr. Jhawar.
Mr. Brown has advised the Company that, to the best of his knowledge, he is not currently a director of, and does not hold any position with, the Company or any of its subsidiaries. Mr. Brown has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (i) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries or (ii) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.
The Company will compensate Mr. Brown for his service on the Board with an annual retainer fee of $60,000. Additionally, he will be paid $20,000 per year for his service as Chairman of the Audit Committee and $6,500 per year for his service as a member of the Compensation Committee. Finally, the Company will reimburse Mr. Brown for all reasonable expenses he incurs in connection with his attendance at meetings of the Board or the committees thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 26, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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